                                                                       EXHIBIT 7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services -- Independent Registered Public Accounting Firm" relating to GMO U.S. Core Equity Fund, GMO U.S. Value Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Growth Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO International Core Equity Fund, and GMO International Growth Equity Fund in such registration statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 12, 2005